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                                                                    EXHIBIT 10.1

                                VOTING AGREEMENT

     This Voting Agreement (this "Agreement") is made as of the 19th day of June, 1998 by and among Republic Industries, Inc. ("RII"), the Flynn Group, Dean
L. Buntrock ("Buntrock"), and Paul M. Montrone ("Montrone").

                                    RECITALS

     The parties hereto are stockholders of LKQ Corporation, a Delaware corporation (the "Company") and are parties to a Stockholders Agreement of even date herewith (the "Stockholders Agreement") and a Registration Rights Agreement of even date herewith (the "Registration Rights Agreement"). Capitalized terms used herein and not otherwise defined (including the Flynn Group) shall have the same meanings as in the Stockholders Agreement.

     The parties hereto desire to set forth their agreement regarding certain matters with respect to which they have voting or approval rights by virtue of their ownership of the common stock of the Company (the "Common Stock"), all on the terms and subject to the conditions set forth herein.

                                    COVENANTS

     1. BOARD MEMBERSHIP. As long as any of RII, the Flynn Group, Buntrock or Montrone (or its or his Affiliates) beneficially owns capital stock of the Company having at least 15.0% of the voting power of the Company (a "15% Stockholder"), each party hereto agrees to vote all of its shares of capital stock of the Company in favor of the election of two designees of each 15% Stockholder to the Board of Directors of the Company. As long as any of RII, the Flynn Group, Buntrock or Montrone (or its or his Affiliates) beneficially owns capital stock of the Company having less than 15.0% but at least 7.5% of the voting power of the Company (a "7.5% Stockholder"), each party hereto agrees to vote all of its shares of capital stock of the Company in favor of the election of one designee of each 7.5% Stockholder to the Board of Directors of the Company.

     2. ADDITIONAL PARTIES. The parties hereto agree to consent to the addition as parties to the Stockholders Agreement and the Registration Rights Agreement all of the equity holders of each of the first two entities (a "Target") acquired by the Company on or after the date of this Agreement, provided that the consideration paid by the Company in each such acquisition includes shares of capital stock of the Company having a value (as determined by the Board of Directors) at the time of such acquisition at least equal to $5,000,000.

     3. TERMINATION. This Agreement shall terminate and have no further force or effect upon the closing of the initial public offering of the Common Stock.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.


REPUBLIC INDUSTRIES, INC.


By:      /s/ Thomas W. Hawkins
   ------------------------------------------
Name:    Thomas W. Hawkins
Title:   Senior Vice President
           Corporate Development


/s/ Donald F. Flynn
---------------------------------------------
Donald F. Flynn, on behalf of himself and on
   behalf of each member of the Flynn Group


/s/ Dean L. Buntrock
---------------------------------------------
Dean L. Buntrock


/s/ Paul M. Montrone
---------------------------------------------
Paul M. Montrone

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